UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

__________________

May 23, 2017

Date of Report (Date of Earliest event reported)

SHARING SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-205310	30-0869786
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

930 S. 4th Street, Suite 150, Las Vegas, NV 89101
(Address of principal executive offices)

Registrant's telephone number, including area code:	714-203-6717

___________________________________________________

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   [X]

Explanatory Note

References throughout this Amended Current Report on Form 8-K to "we," "our," "us," "the Company," "the Registrant," "Sharing Services" and similar terms refer to Sharing Services, Inc., unless otherwise expressly stated or the context otherwise requires. This Current Report contains summaries of the material terms of the agreements executed in connection with the transactions described herein. The summaries of these agreements are subject to, and qualified in their entirety by, reference to those agreements.

On May 30, 2017, we filed a Current Report on Form 8-K (the “Original Report”) to report that we completed the transactions contemplated by a Share Exchange Agreement dated May 23, 2017 (the “Agreement”), by and between the Company and Total Travel Media, Inc., a Nevada corporation (“TTM”).  On May 23, 2017, there was a Closing of the transaction (the “Closing Date”).  Pursuant to the terms of the Agreement, the Company acquired all of the shares of capital stock of TTM from the holders of such stock (the “Equity-Holders”), in exchange for the issuance of Ten Million (10,000,000) newly-issued shares of the Company’s Common Class B Stock, par value $0.0001 per share (the “Common Class B Stock”) and (ii) Ten Million (10,000,000) newly-issued shares of the Company’s Series B Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”).  Following the Closing Date, TTM will operate as a wholly-owned subsidiary of the Company.

At the time of closing of the Share Exchange Agreement, we were in the development stage and had nominal operations and limited assets, which made us a “shell company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended ("Exchange Act"). We were not a “blank check company” as defined by Rule 419 of the Securities Act of 1933, as amended ("Securities Act").

This Amended Current Report on Form 8-K/A (Amendment No. 1) is to provide disclosures that are required when an issuer, like us, reports a reverse merger or similar transactions and ceases to be a shell company, as required under Item 2.01(f) as well as the financial information required by Item 9.01 of the Current Report, both as requested by SEC Staff in their letter dated June 12, 2017.

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Please see the disclosures set forth under Item 2.01 herein below.

ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On May 23, 2017, Sharing Services, Inc., a Nevada corporation (the “Company”), entered into a Share Exchange Agreement (the “Agreement”) with Total Travel Media, Inc., a Nevada corporation (“TTM”).  On May 23, 2017, there was a Closing of the transaction (the “Closing Date”).  Pursuant to the terms of the Agreement, the Company acquired all of the shares of capital stock of TTM from the holders of such stock (the “Equity-Holders”), in exchange for the issuance of Ten Million (10,000,000) newly-issued shares of the Company’s Common Class B Stock, par value $0.0001 per share (the “Common Class B Stock”) and (ii) Ten Million (10,000,000) newly-issued shares of the Company’s Series B Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”).  Following the Closing Date, TTM will operate as a wholly-owned subsidiary of the Company.

The amount of the consideration given for the acquisition of the shares of capital stock of TTM was determined pursuant to arm’s length negotiations between the parties. The summary of the Agreement set forth above does not purport to be a complete statement of the terms of the Agreement. The summary is qualified in its entirety by reference to the full text of the Agreement which is being filed with this Current Report on Form 8-K-A (this “Report”) as Exhibit 2.1 and incorporated herein by reference.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES.

In connection with the closing of the Agreement, described in Item 2.01 above, the Company issued Ten Million (10,000,000) its Common Class B Stock, par value $0.0001 per share and (ii) Ten Million (10,000,000) shares of the Series B Preferred Stock, par value $0.0001 per share, to the Equity-Holders of TTM. Each of the Equity Holders has represented that it was acquiring the respective shares of Common Class B Stock and Series B Preferred Stock for investment and not with a view toward resale or public distribution of such shares, and acknowledged that the shares of Series A Preferred Stock or Series B Preferred Stock had not been registered under the Securities Act of 1933 (the “Securities Act”) and that they constituted “restricted securities” as that term is defined in Rule 144 promulgated under the Securities Act. The certificates representing such shares of Common Class B Stock and Series B Preferred Stock will bear a restrictive legend. The issuance of securities to the Equity-Holders was conducted in reliance on Regulation D.

ITEM 8.01  OTHER EVENTS.

We are providing the additional information to that reported above that would have would have been included in a Form 10 as if the Issuer were to file a Form 10. Please note that the information below relates to the current operations, including our wholly owned subsidiary, Total Travel Media, Inc., which was acquired through the closing of the Share Exchange Agreement dated May 23, 2017 referred to in Item 2.01, above.

1.  Business.

Description of Our Business.

Sharing Services, Inc. was incorporated in the State of Nevada as a for-profit Company on April 24, 2015 and established a fiscal year end of April 30.

Sharing Services, Inc. is a diversified travel holdings company specializing in ride sharing, mobile applications, Social Travel Alchemy, relationship marketing, group travel programs, brick-and-mortar travel agencies and vacation funding. Our website is https://www.sharingservicesinc.com. Our management team and affiliated companies and consultants are industry veterans, in fact, pioneers in the online travel industry since 1995.

Sharing Services, Inc. - Travel Diversified Holdings Company

We have recently launched PathAways brand, a subscription based travel community offering access to travel deals and offers at generally lower than retail price points. Included in the community are Crowd Vacations, allowing members to participate in group vacations at discounted pricing, with the ability for members to create their own groups. Included is access to a booking engine for paying members with two (2) levels of access that allows members to access over 400,000 hotels worldwide at below published rates (wholesale). The booking engine is based on membership type, and includes cars, cruises, flights, condos and more. In most cases it has pricing not available through the public travel booking engines, such as Expedia and Priceline.

Sharing Services is also launching several other company initiatives and programs that will be a part of the PathAways travel community as well as available through other direct to consumer programs.

Just announced is the introduction of the Vacation Financing program that will live at VacationFunding.com and will allow members to finance vacations, including airfares, through a no-credit check payment program. This unique program is a first and will allow more people to go on vacation who are currently not able to pay full price upfront of a family vacation.

Other Sharing Services businesses and strategies include the concentration of travel value in niche or specific categories of the travel sector, such as Weddings and Honeymoons, Wellness Travel, Medical Tourism, Business Travel, and Host Agency solutions.

At the core of all of the products and services that are offered by Sharing Services is its unique and virtually game changing strategy we are calling “Social Travel Alchemy”.  Not an actual technology, rather a methodology by which social networks are infused with travel videos with hundreds of millions of views driving consumers to Sharing Services products and services. The unique methodology employed by some pioneers of the online travel industry who are participating exclusively in the Sharing Services mission and outcome.

Mission & Philosophy

Sharing Services mission is two-fold: to allow more people to go on vacation through below retail price points and payment programs and grow the next big public travel company to rival Expedia and Priceline. There is a very large gap in the current online public travel offering. The travel industry is dominated by Priceline and Expedia, who collectively own all travel brands of any relevance. All of these collective brands, which include hotels.com, kayak.com, Trivago, booking.com agoda.com, open table, home away, Orbitz, CheapTickets.com, Hotwire, Travelocity, and more, virtually have the same online public or retail price as the other. At the other end of the spectrum, there are travel clubs that offer below published rates that charge from $800 - $8,000 for access to these offers. The gap exists between the two and the ability to drive traffic or end user consumers to values that live in between. That’s where Sharing Services and its brands and initiatives live.

By utilizing its Social Travel Alchemy strategies in conjunction with its below published deals and offers, Sharing Services products, such as its soon to be released PathAways, can be made accessible to end user consumers, even starting as free members. This allows more consumers who don’t know that there is more than the online powerhouse giants, such as the companies owned by Expedia and Priceline, to access greater savings and even with payment options, which in turn will have more consumers going on more vacations.

More vacations purchased through Sharing Services means more travel revenues generated that will be part of the ability to increase market cap., providing a potential significant return on investment for Sharing Services network of investors. We will offer travel related products and services in the $8.1 trillion-dollar global travel industry offering niche and affinity targeted deals and offers, below retail online price points.

We are developing systems that enable us to provide high visibility of Sharing Services products to consumers. The systems include internet website, mobile apps, and social media of Sharing Services products. We will employ various customer service initiatives, including our own travel agents, strategic agency partners as well as 3rd party travel concierge programs.

Intellectual Property (IP)

We have Intellectual Property that gives us an advantage over our competitors. Our Intellectual Property includes ownership of trademark, .com domain name, and Sharing Services social media travel alchemy in Facebook, Twitter, Google+, Pinterest, and Instagram. Our unique marketing methods include the Social Travel Alchemy and B2B2C affiliate programs, including a network of affiliate marketers working from home.

Taxi Sharing

We plan on developing mobile and desktop software applications so we can provide services to our end user customers enabling them to share the cost of a taxi. Our initial software applications will be a web application (web app) designed to operate within an Internet browser such as Google Chrome or Microsoft Internet Explorer. Once completed our next applications will be for mobile devices (operating on the Google Android and Apple iOS operating systems) and our initial target market will be end users who are at an airport and intend on going into the main city center serviced by that airport with a primary focus on travelers that arrive at an airport and need to get to their hotel and then return from that same destination hotel back to that same airport. Our top priority is to build a service that will make our end users' lives easier.

Initially, our applications (both web and mobile) will focus on providing a simple and efficient way for our end users to (1) enter their destination, (2) enter their departure time – in 15 minutes, in 30 minutes or now, (3) view the profile of and chat with potential ride share candidates to discuss a meeting place and rules of fare sharing – such as 50/50 equal sharing or 40/60 first out of the taxi sharing, and (4) to confirm and book the taxi share.

Subsequent updates to our applications (both web and mobile) will be focused on adding feature enhancements while always improving the ease of use of our software applications as we believe this is key to end user adoption of our services. Intended feature enhancements include: (A) manually scheduling a taxi share while arranging travel plans; (B) connecting our software applications with third-party travel websites to allow our end users to schedule a taxi share based upon their travel itinerary; and (C) easily scheduling a return-to-airport-of-origin taxi share. We plan on generating revenue through a booking confirmation fee that will be based upon the number of taxi shares and would expire at the end of one year from the date of activation. Our planned taxi share packages and the expected costs would be:

PLANNED PACKAGES	Single Share	10-Share Pack	25-Share Pack
PLANNED PRICE	$1.99	$14.99	$24.99

We have not yet developed our mobile software applications, but have completed initial development of our website and web app. More details can be found on the Ride Sharing link of our company website. We have no end users, we have not yet contacted any possible mobile software application developers and we have only implemented an initial part of our business model and we have generated no revenues.

We intend to provide services to our end user customers enabling them to share the cost of a taxi. Our initial target market will be end users who are at an airport and intend on going into the main city center serviced by that airport with a primary focus on travelers that arrive at an airport and need to get to their hotel and then return from that same destination hotel back to that same airport. Our top priority is to build a service that will make our end users' lives easier.

Initially, our software applications (web and mobile) will focus on providing a simple and efficient way for our end users to (1) enter their destination, (2) enter their departure time – in 15 minutes, in 30 minutes or now, (3) view the profile of and chat with potential ride share candidates to discuss a meeting place and rules of fare sharing – such as 50/50 equal sharing or 40/60 first out of the taxi sharing, and (4) to confirm and book the taxi share.

Subsequent updates to our software applications (web and mobile) will be focused on adding feature enhancements while always improving the ease of use of our software applications (web and mobile) as we believe this is key to end user adoption of our services. Intended feature enhancements include: (A) manually scheduling a taxi share while arranging travel plans; (B) connecting our software applications with third-party travel websites to allow our end users to schedule a taxi share based upon their travel itinerary; and (C) easily scheduling a return-to-airport- of-origin taxi share.

Due to the nature of our business services, we believe that we can offer our services internationally, however we intend to target the following markets initially: The United States; Canada; and Western Europe.

Our taxi sharing services are primarily planned to be marketed to end user consumers from our website. We also intend to advertise our taxi sharing services in inflight magazines, on travel related websites and in the social media (Twitter, Facebook, etc.) In addition to this we have identified potential key marketing partners that could benefit our marketing efforts. We believe that our taxi sharing services would be beneficial for a great number of end user consumers, ranging from the frequent flyer to the once-a-year vacationer. We consider our service model innovative and we have no knowledge of any other service similar to the one we intend to offer.

The vast majority of taxi software applications currently available on the market offer only the service of finding a taxi, not sharing one. The most popular taxi and ridesharing software applications are: Uber, Lyft , Sidecar , Hailo, EasyTaxi and GrabTaxi .

VacationFunding.com

We are in the final stages of forming a new company with a unique new business model that will provide travelers with vacation financing for air and hotel purchases with no credit checks.

This new division, “VacationFunding.com” will function similarly to a bank by providing vacation funding for a small fee to travelers who book the entire vacation in advance, including hotel rooms and airline tickets. Travelers must complete all payments prior to departure in order to complete their program and receive their hotel and airline tickets.

According to a recent annual Vacation Deprivation Study, conducted on behalf of Expedia, more than 375 million vacation days went unused in the U.S. alone in 2015. The underlying cause for consumers not going on vacation is lack of resources to pay for their vacations, especially airfare, in advance. When we offer payment programs in our group vacation offers, about 70% of travelers opt to make payments, even with an extra additional fee. We believe that our new vacation funding program will add airfares to the equation and allow far greater numbers of families to travel and take those vacation days they deserve.

We believe we can become the preeminent solution for all vacationers who want or need a vacation but also need help in the form of a payment plan, and, along the way, create a significant financial return for our investors.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Overview of the Business

Sharing Services, Inc. was incorporated in the State of Nevada as a for-profit Company on April 24, 2015 and established a fiscal year end of April 30.

Sharing Services, Inc. is a diversified travel holdings company specializing in ride sharing, mobile applications, Social Travel Alchemy, relationship marketing, group travel programs, brick-and-mortar travel agencies and vacation funding. Our website is https://www.sharingservicesinc.com. Our management team and affiliated companies and consultants are industry veterans, in fact, pioneers in the online travel industry since 1995.

Financial Operations Overview

Results of Operations for the twelve months ended April 30, 2017 and 2016

Liquidity and Capital Resources

As of April 30, 2017, Sharing Services had $2,070 cash on hand and in the bank, and $2,499 of cash on hand and in the bank as of April 30, 2016. Management believes this amount will not satisfy our cash requirements for the next twelve months or until such time that additional proceeds are raised. We plan to satisfy our future cash requirements - primarily the working capital required for the software development and marketing campaign and to offset legal and accounting fees - by additional equity financing.

Management believes that if subsequent private placements are successful, we will be able to generate sales revenue within the following twelve months thereof. However, additional equity financing may not be available to us on acceptable terms or at all, and thus we could fail to satisfy our future cash requirements.

If Sharing Services is unsuccessful in raising the additional proceeds through a private placement offering it will then have to seek additional funds through debt financing, which would be highly difficult for a new development stage company to secure. Therefore, the company is highly dependent upon the success of the anticipated private placement offering and failure thereof would result in Sharing Services having to seek capital from other sources such as debt financing, which may not even be available to the company. However, if such financing were available, because Sharing Services is a development stage company with no revenue to date, it would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing and determine whether the business could sustain operations and growth and manage the debt load. If Sharing Services cannot raise additional proceeds via a private placement of its common stock or secure debt financing it would be required to cease business operations. As a result, investors in Sharing Services common stock would lose all of their investment.

Results of Operations

Since April 24, 2015 (inception) through April 30, 2017, the Company has no revenues and has accumulated losses since inception of $103,273. For fiscal year ended April 30, 2017, we incurred operating expenses in the amount of $75,460 and Interest expense of $268 resulting in a net loss of $75,728 as compared to operating expenses of $25,407 and a net loss of $25,407 for the year ended April 30, 2016.

The net loss for the year ended April 30, 2017 is a result of Business service fees of $6,243, Professional development fees of $Nil, Professional legal and accounting fees of $11,600, Marketing expense of $49,500 and General office expense of $3,117 and Bad debt expense of $5,000 and Interest expense of $268. The net loss for the year ended April 30, 2016 is a result of Business service fees of $3,656, Professional development fees of $10,000, Professional legal and accounting fees of $10,400, Marketing expense of $Nil and General office expense of $1,351.

Off Balance Sheet Arrangements.

As of the date of this Annual Report, the current funds available to the Company will not be sufficient to continue operations. The cost to establish the Company and begin operations is estimated to be $120,000 over the next twelve months and the cost of maintaining our reporting status is estimated to be $20,000 over this same period. Management believes that if the Company cannot raise sufficient revenues or maintain its reporting status with the SEC it will have to cease all efforts directed towards the Company.  As such, any investment previously made would be lost in its entirety.

The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Company's financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Going Concern Consideration

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors. Our financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

Effects of Inflation

We do not believe that inflation has had a material impact on our business.

Critical Accounting Estimates and Policies

The preparation of financial statements in conformity with generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and judgments related to the application of certain accounting policies.

While we base our estimates on historical experience, current information and other factors deemed relevant, actual results could differ from those estimates. We consider accounting estimates to be critical to our reported financial results if (i) the accounting estimate requires us to make assumptions about matters that are uncertain and (ii) different estimates that we reasonably could have used for the accounting estimate in the current period, or changes in the accounting estimate that are reasonably likely to occur from period to period, would have material impact on our financial statements.

We consider our policy for revenue recognition due to the continuously evolving standards and industry practices related to revenue recognition, wherein any changes could materially impact the way we report revenues. Accounting policies related to income taxes are also considered to be critical as these policies involve considerable subjective judgment and estimation by management. Critical accounting policies and our procedures related to these policies are described below.

Environmental Matters

We not believe that there are any environmental laws or regulations that will impact our operations.  As a result we are not aware of any area of non-compliance with federal, state or local environmental laws and regulations as of the date of this report. Management has not recorded a reserve for any contingencies related to this area, however that is based on management current understanding of the applicable laws and regulations that are subject to interpretation by the regulatory authorities.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial reporting requirements and those imposed under federal and state tax laws. Deferred taxes are provided for timing differences in the recognition of revenue and expenses for income tax and financial reporting purposes and are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Realization of the deferred tax asset is dependent on generating sufficient taxable income in future years. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Risk Factors.

The following risks and highly speculative factors that may affect our business:

1.

We have no operating history, and our business may not be successful.

We are currently in an early stage of our current business plan. We have a limited operating history. Our limited operating history makes it difficult for potential investors to evaluate our business. Therefore, our proposed operations are subject to all of the risks inherent in the initial expenses, challenges, complications and delays frequently encountered in connection with the formation of any new business, as well as those risks that are specific to our industry in general. Investors should evaluate an investment in our company in light of the problems and uncertainties frequently encountered by companies attempting to develop markets for new products, services, and technologies. Despite best efforts, we may never overcome these obstacles to achieve financial success.

2.

Our success is speculative and dependent upon the implementation of our business plan.

Our business is speculative and dependent upon the implementation of our business plan, as well as our ability to enter into agreements with third parties for necessary marketing, the provision of necessary suppliers, and the sale and distribution of our products on terms that will be commercially viable for us. There can be no assurance that our efforts will be successful or result in revenue or profit. There is no assurance that we will earn significant revenues or that our investors will not lose their entire investment.  We may experience in the future problems, delays and expenses associated with our business plan, many of which are beyond our control, including but not limited to those depicted below:

-substantial delays and expenses related to testing and further development of our products;

-customer resistance relating to the marketing of a new product in our marketplace;

-competition from larger and more established companies; and

-lack of market acceptance of our new products and technologies.

To date, we have not had any material operating revenue from the sale of our products and there can be no assurance we will be able generate material revenues. Because we do not yet have a material, recurring revenue stream resulting from the sale of our products, there can be no assurance that we will be successful in these efforts. Should we achieve profitability, there is no assurance we can maintain, or increase, our level of profitability in the future.

3.

If projected sales and revenues do not materialize as planned, we will require additional financing to continue operations.

We believe we will have sufficient funds available to provide resources for our operations through at least the next few months. However, failure to achieve significant, sustained sales and revenues by the end of this period will require us to obtain additional financing. Our budget for the next twelve months emphasizes continued field and laboratory testing and customer support marketing of our products.  In addition, unexpected changes may occur in our current operations that could exhaust available cash resources sooner than anticipated. If anticipated product sales do not materialize, or are significantly less than anticipated, we may need to raise additional funds to continue operations. If this future financing is not available, our business may fail. We currently have no other firm commitments from third parties to provide any additional financing. Consequently, we cannot assure investors that additional financing, if necessary, will be available to us on acceptable terms, or at all.

4.

Products developed by our competitors could severely impact our product commercialization and customer acceptance efforts, thereby reducing the sales of our products, and severely impacting our ability to meet our sales goals or to continue operations.

We face competition from companies who are developing and marketing products similar to those we are developing and marketing. These companies have significantly greater marketing, financial and managerial resources than us. We cannot provide any assurance that our competitors will not succeed in developing and distributing products that will render our products obsolete or non-competitive. Such competition could potentially force us out of business.

5.

User growth and engagement depend upon effective inter-operation with operating systems, networks, devices, web browsers and standards that we do not control.

We make our products and services available across a variety of operating systems and through websites. We are dependent on the inter-operability of our products and services with popular devices, desktop and mobile operating systems and web browsers that we do not control, such as Mac OS, Windows, Android, iOS, Chrome, and Firefox. Any changes in such systems, devices or web browsers that degrade the functionality of our products and services, make it difficult for our users to access our content, limit our ability to target or measure the effectiveness of ads, impose fees related to our products or services or give preferential treatment to competitive products or services could adversely affect usage of our products and services. Further, if the number of platforms for which we develop our product expands, it will result in an increase in our operating expenses. In order to deliver high quality products and services, it is important that our products and services work well with a range of operating systems, networks, devices, web browsers and standards that we do not control. In addition, because a majority of our users access our products and services through mobile devices, we are particularly dependent on the inter-operability of our products and services with mobile devices and operating systems. We may not be successful in developing relationships with key participants in the mobile industry or in developing products or services that operate effectively with these operating systems, networks, devices, web browsers, and standards. In the event that it is difficult for our users to access and use our products and services, particularly on their mobile devices, our user growth and engagement could be harmed, and our business and operating results could be adversely affected.

6.

Our business depends on continued and unimpeded access to our products and services on the Internet by our customers and advertisers. If we or our users experience disruptions in Internet service or if Internet service providers are able to block, degrade or charge for access to our products and services, we could incur additional expenses and the loss of users and advertisers.

We depend on the ability of our customers and advertisers to access the Internet. Currently, this access is provided by companies that have significant market power in the broadband and Internet access marketplace, including incumbent telephone companies, cable companies, mobile communications companies, government- owned service providers, device manufacturers and operating system providers, any of whom could take actions that degrade, disrupt, or increase the cost of user access to our products or services, which would, in turn, negatively impact our business. The adoption of any laws or regulations that adversely affect the growth, popularity or use of the Internet, including laws or practices limiting Internet neutrality, could decrease the demand for, or the usage of, our products and services, increase our cost of doing business and adversely affect our operating results. We also rely on other companies to maintain reliable network systems that provide adequate speed, data capacity and security to us and our users. As the Internet continues to experience growth in the number of users, frequency of use and amount of data transmitted, the Internet infrastructure that we and our users rely on may be unable to support the demands placed upon it. The failure of the Internet infrastructure that we or our users rely on, even for a short period of time, could undermine our operations and harm our operating results.

7.

Our new products, services and initiatives and changes to existing products, services and initiatives could fail to attract customers and advertisers or generate revenue.

Our ability to increase the size and engagement of our customer base and attract advertisers and generate revenue will depend in part on our ability to improve existing products and services and create successful new products and services, both independently and in conjunction with third parties. We may introduce significant changes to our existing products and services or develop and introduce new and unproven products and services, including technologies with which we have little or no prior development or operating experience. If new or enhanced products or services fail to engage users, platform partners and advertisers, we may fail to attract or retain customer or to generate sufficient revenue or operating profit to justify our investments, and our business and operating results could be adversely affected. In addition, we may launch strategic initiatives that do not directly generate revenue but which we believe will enhance our attractiveness to customers and advertisers. In the future, we may invest in new products, services and initiatives to generate revenue, but there is no guarantee these approaches will be successful. We may not be successful in future efforts to generate revenue from our new products or services. If our strategic initiatives do not enhance our ability to monetize our existing products and services or enable us to develop new approaches to monetization, we may not be able to maintain or grow our revenue or recover any associated development costs and our operating results could be adversely affected.

8.

Our business and operating results may be harmed by a disruption in our service, or by our failure to timely and effectively scale and adapt our existing technology and infrastructure.

We have experienced, and may in the future experience, service disruptions, outages, and other performance problems due to a variety of factors, including infrastructure changes, human or software errors, hardware failure, capacity constraints due to an overwhelming number of people accessing our products and services simultaneously, computer viruses and denial of service or fraud or security attacks. Although we are investing significantly to improve the capacity, capability, and reliability of our infrastructure, we are not currently serving traffic equally through our co-located data centers that support our platform. Accordingly, in the event of a significant issue at the data center supporting most of our network traffic, some of our products and services may become inaccessible to the public or the public may experience difficulties accessing our products and services. Any disruption or failure in our infrastructure could hinder our ability to handle existing or increased traffic on our platform, which could significantly harm our business.  As the number of our customers increases and our customers generate more activity, we may be required to expand and adapt our technology and infrastructure to continue to reliably store, serve and analyze this content. It may become increasingly difficult to maintain and improve the performance of our products and services, especially during peak usage times, as our products and services become more complex and our user traffic increases. In addition, because we lease our data center facilities, we cannot be assured that we will be able to expand our data center infrastructure to meet user demand in a timely manner, or on favorable economic terms. If our users are unable to access our services or we are not able to make information available rapidly on our services, users may seek other channels to obtain the information, and may not return to our site or use us as often in the future, or at all. This would negatively impact our ability to attract customers and advertisers and increase engagement of our users. We expect to continue to make significant investments to maintain and improve the capacity, capability, and reliability of our infrastructure. To the extent that we do not effectively address capacity constraints, upgrade our systems as needed and continually develop our technology and infrastructure to accommodate actual and anticipated changes in technology, our business and operating results may be harmed.

9.

If our security measures are breached, or if our products and services are subject to attacks that degrade or deny the ability of users to access our products and services, our products and services may be perceived as not being secure, users and advertisers may curtail or stop using our products and services and our business and operating results could be harmed.

Our products and services involve the storage and transmission of users’ and advertisers’ information, and security breaches expose us to a risk of loss of this information, litigation, and potential liability. We may experience cyber-attacks of varying degrees on a regular basis, and as a result, unauthorized parties have obtained, and may in the future obtain, access to our data or our users’ or advertisers’ data. We also work with third party vendors to process credit card payments by our customers and are subject to payment card association operating rules. Any systems failure or compromise of our security that results in the unauthorized access to or release of our users’ or advertisers’ data, such as credit card data, could significantly limit the adoption of our products and services, as well as harm our reputation and brand and, therefore, our business. Our security measures may also be breached due to employee error, malfeasance or otherwise. Additionally, outside parties may attempt to fraudulently induce employees, users, or advertisers to disclose sensitive information in order to gain access to our data or our users’ or advertisers’ data or accounts, or may otherwise obtain access to such data or accounts. Since our customer and advertisers may use their accounts to establish and maintain online identities, unauthorized communications from these accounts that have been compromised may damage their reputations and brands as well as ours. Because the techniques used to obtain unauthorized access, disable, or degrade service or sabotage systems change frequently and often are not recognized until launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. If a perceived breach of our security occurs or an actual breach of our security that results in website performance, unauthorized access, availability problems, or the loss or unauthorized disclosure of confidential information, such as credit card information, occurs, the market perception of the effectiveness of our security measures could be harmed, our users and advertisers may be harmed, lose trust and confidence in us or decrease the use of our website and services or stop using our services in their entirety and we may incur significant legal and financial exposure, including legal claims, higher transaction fees and regulatory fines and penalties. Any of these actions could have a material and adverse effect on our business, reputation, and operating results.

10.

More people are using devices other than personal computers to access the Internet and new platforms to produce and consume content, and we need to continue to promote the adoption of our mobile applications, and our business and operating results may be harmed if we are unable to do so.

The number of people who access the Internet through devices other than personal computers, including mobile phones, smartphones, handheld computers such as net books and tablets, video game consoles and television set-top devices, has increased dramatically in the past few years. We must continue to drive adoption of our mobile applications. In addition, mobile users frequently change or upgrade their mobile devices. Our business and operating results may be harmed if our users do not install our mobile application when they change or upgrade their mobile device. Although we generate the majority of our advertising revenue from ad engagements on mobile devices, certain of our products and services, receive less prominence on our mobile applications than they do on our desktop applications. This has in the past reduced, and may in the future continue to reduce, the amount of revenue we are able to generate from these products and services as users increasingly access our products and services through mobile and alternative devices. In addition, as new devices and platforms are continually being released, users may consume content in a manner that is more difficult to monetize. It is difficult to predict the problems we may encounter in adapting our products and services and developing competitive new products and services that are compatible with new devices or platforms. If we are unable to develop products and services that are compatible with new devices and platforms, or if we are unable to drive continued adoption of our mobile applications, our business and operating results may be harmed.

11.

We may experience delays in resolving unexpected technical issues arising in completing development of new technology that will increase development costs and postpone anticipated sales and revenues.

As we develop, refine, and implement our technology, we may have to solve technical, manufacturing and/or equipment-related issues. Some of these issues are ones that we cannot anticipate because the technology we are developing is new. If we must revise existing manufacturing processes or order specialized equipment to address a particular issue, we may not meet our projected timetable for bringing commercial operations on line. Such delays may interfere with our projected operating schedules, delay our receipt of licensing and royalty revenues from operations and decrease royalties from operations.

12.

Our business depends on the protection of our intellectual property and may suffer if we are unable to adequately protect such intellectual property.

Our success and ability to compete are substantially dependent upon our intellectual property. We may rely on patent laws, trade secret protection and confidentiality or license agreements with our employees, consultants, strategic partners, and others to protect our intellectual property rights. At this point in time, our technology is not patented. The steps we take to protect our intellectual property rights may be inadequate. There are events that are outside of our control that pose a threat to our intellectual property rights as well as to our products and services. For example, effective intellectual property protection may not be available in every country in which we license our technology. Also, the efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any impairment of our intellectual property rights could harm our business and our ability to compete. Also, protecting our intellectual property rights is costly and time consuming.  Any increase in the unauthorized use of our intellectual property could make it more expensive to do business and harm our operating results. In addition, other parties may independently develop similar or competing technologies designed around any patents that may be issued to us.

13.

We may be liable for infringing the intellectual property rights of others.

Our technology may be the subject of claims of intellectual property infringement in the future. Our technology may not be able to withstand any third-party claims, or rights against their use. Any intellectual property claims, with or without merit, could be time-consuming, expensive to litigate or settle, could divert resources and attention, and could require us to obtain a license to use the intellectual property of third parties. We may be unable to obtain licenses from these third parties on favorable terms, if at all. Even if a license is available, we may have to pay substantial royalties to obtain it. If we cannot defend such claims or obtain necessary licenses on reasonable terms, we may be precluded from offering most or all of technology and our business and results of operations will be adversely affected.

14.

Third parties may invalidate our technology.

Third parties may seek to challenge, invalidate, circumvent, or render unenforceable any patents or proprietary rights owned by or licensed to us based on, among other things:

-

subsequently discovered prior art;

-

lack of entitlement to the priority of an earlier, related application; or

-

failure to comply with the written description, best mode, enablement, or other applicable requirements.

United States patent law requires that a patent must disclose the “best mode” of creating and using the invention covered by a patent. If the inventor of a patent knows of a better way, or “best mode,” to create the invention and fails to disclose it, that failure could result in the loss of patent rights. Our decision to protect certain elements of our proprietary technologies as trade secrets and to not disclose such technologies in patent applications, may serve as a basis for third parties to challenge and ultimately invalidate certain of our related patents based on a failure to disclose the best mode of creating and using the invention claimed in the applicable patent. If a third party is successful in challenging the validity of our patents, our inability to enforce our intellectual property rights could seriously harm our business.

15.

Overseas development of our business is subject to international risks, which could adversely affect our ability to license profitable overseas plants.

We believe a significant portion of the growth opportunity for our business lies outside the United States. Doing business in foreign countries may expose us to many risks that are not present domestically. We lack significant experience in dealing with such risks, including political, military, privatization, technology piracy, currency exchange and repatriation risks, and higher credit risks associated with customers. In addition, it may be more difficult for us to enforce legal obligations in foreign countries, and we may be at a disadvantage in any legal proceeding within the local jurisdiction. Local laws may also limit our ability to hold a majority interest in the projects that we develop. The Company has yet to establish any representation offices outside the United States.

16.

We face intense competition, and many of our competitors have substantially greater resources than we do.

We operate in a highly competitive environment. In addition, the competition in the market for products such as ours may intensify in the future as demands for greater pollution reduction are developed and legislated. There are numerous well- established companies and smaller entrepreneurial companies based in the United States with significant resources who are developing and marketing products and services that will compete with our products. In addition, many of our current and potential competitors have greater financial, operational, and marketing resources. These resources may make it difficult for us to compete with them in the development and marketing of our products, which could harm our business.

17.

Failure to meet customers’ expectations or deliver expected performance of our products could result in losses and negative publicity, which will harm our business.

If our products fail to perform in the manner expected by our customers, then our revenues may be delayed or lost due to adverse customer reaction, negative publicity about us and our products, which could adversely affect our ability to attract or retain customers. Furthermore, disappointed customers may initiate claims for substantial damages against us, regardless of our responsibility for such failure.

18.

We may have difficulties managing growth, which could lead to lost sales opportunities.

While we have not yet achieved any revenues through the sale of our products, should certain events occur, such as a large recurring order from a well-known company or endorsement of our products from a well-known commercial entity, sales may escalate rapidly. Rapid growth could strain our human and infrastructure resources, potentially leading to higher operating costs, lost sales opportunities, or both. Our ability to manage operations and control growth will be dependent upon our ability to improve our operational, financial and management controls, reporting systems and procedures, and to attract and retain adequate numbers of qualified employees. Should we be unable to successfully provide the resources needed to manage growth, product sales and customer satisfaction could suffer and higher costs and losses could occur.

19.

If we cannot build and maintain strong brand loyalty our business may suffer.

We believe that the importance of brand recognition will increase as more companies produce competing products.  Development and awareness of our brands will depend largely on our ability to advertise and market successfully. If we are unsuccessful, our brands may not be able to gain widespread acceptance among customers. Our failure to develop our brands sufficiently would have a material adverse effect on our business, results of operations and financial condition.

20.

The cost of compliance with government laws and regulations is significant and could harm our operating results.

We will incur significant costs to comply with complex federal, state, and local laws and regulations relating to employment, including occupational safety and health provisions, wage, and hour requirements (including minimum wages), workers’ compensation unemployment insurance, and immigration. In addition, from time to time we are subject to audit by various state and governmental authorities to determine our compliance with a variety of these laws and regulations. We may, from time to time, incur fines and other losses or negative publicity with respect to any such allegations. If we incur additional costs to comply with these laws and regulations or as a result of fines or other losses and we are not able to increase the rates we charge our customers to fully cover any such increase, our margins and operating results may be harmed.

21.

Lack of diversification may increase our risk.

Larger companies have the ability to manage their risk through diversification. However, we lack diversification in the scope of our business. As a result, we could potentially be impacted more by factors affecting our industry than we would if our business were more diversified.

22.

Penalties we may incur could impair our business.

Failure to comply with government regulations could subject us to civil and criminal penalties, require us to forfeit property rights and may affect the value of our assets or our ability to conduct our business. We may also be required to take corrective actions, including, but not limited to, installing additional equipment, which could require us to make substantial capital expenditures. We could also be required to indemnify our employees in connection with any expenses or liabilities that they may incur individually in connection with regulatory action against them. These could result in a material adverse effect on our prospects, business, financial condition, and our results of operation.

23.

If we lose any key personnel or are unable to attract qualified personnel and consultants, we may lose business prospects and sales, or be unable to otherwise fully operate our business.

We are dependent on the principal members of our management staff, the loss of any of whom could impair our product development and commercialization efforts underway. Furthermore, we depend on our ability to attract and retain additional qualified personnel to develop and manage our future business and markets. We may have to recruit qualified personnel with competitive compensation packages, equity participation and other benefits that may reduce the working capital available for our operations. We cannot provide assurance that we will be able to obtain qualified personnel on reasonable terms, or that we will be able to retain our existing management staff.

24.

We may need additional financing to support our business growth.  If we do not obtain this financing, our growth may be impaired.

We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to develop new services or enhance our existing services, expand the geographic locations in which we offer our training services, enhance our operating infrastructure, and acquire complementary businesses.  In order to expand our business operations, we anticipate that we may have to raise additional funding, estimated to be up to $1,500,000 over the next 12 months.  If we are not able to raise the capital necessary to fund our business expansion objectives, we may have to delay the implementation of our business plan. We do not currently have any arrangements for other financing.

25.

Shareholders who hold unregistered shares of our common stock are subject to resale restrictions pursuant to Rule 144, due to our prior status as a “shell company”.

Pursuant to Rule 144 of the Securities Act, we were a “shell company.” As such, sales of our unregistered securities pursuant to Rule 144 are not able to be made until (1) we have ceased to be a “shell company”; (2) we are subject to Section 13 or 15(d) of the Exchange Act and have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144; and a period of at least twelve months has elapsed from the date “Form 10 information” has been filed with the Commission reflecting the company's status as a non-“shell company.” Because none of our non-registered securities can be sold pursuant to Rule 144, until at least one year after we cease to be a “shell company,” any non-registered securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the SEC and/or until a year after we cease to be a “shell company” and have complied with the other requirements of Rule 144, as described above. As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Securities and Exchange Commission, which could cause us to expend additional resources in the future.

26.

The Company’s auditors have expressed doubts as to our ability to continue as a going concern.

In the opinion of our auditors as reflected in their reports for the years ended April 30, 2016 and April 30, 2017, since we have a history of losses from operations, it raises substantial doubt about the Company's ability to continue as a going concern. There is no assurance that our auditors will not continue to express doubts on our ability to continue as a going concern.

27.

Investors cannot expect to receive dividend income from our common stock.

We have never declared or paid a cash dividend on our shares of common stock nor will we in the foreseeable future. We currently intend to retain future earnings, if any, to finance the operation and expansion of our business. Accordingly, investors who anticipate the need for immediate income from their investments by way of cash dividends should refrain from purchasing any of our securities. As we do not intend to declare dividends in the future, you may never see a return on your investment and you indeed may lose your entire investment.

28.

Our shares of common stock are deemed to be “penny stock” with a potential limited trading market.

Our shares of common stock will, in all likelihood, be subject to the “penny stock rules” adopted pursuant to Section 15(g) of the Exchange Act. The penny stock rules apply to non-NASDAQ companies whose common stock trades at less than $5.00 per share or companies which have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). Such rules require, among other things, that brokers who trade “penny stock” to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote and other information under certain circumstances. Many brokers have decided not to trade “penny stock” because of the requirements of the penny stock rules and, as result, the number of broker-dealers willing to act as market makers in such securities is limited. In the event that we remain subject to the “penny stock rules” for any significant period, there may develop an adverse impact on the market, if any, for our securities. Because our securities are subject to the “penny stock rules,” investors will find it more difficult to dispose of our securities.

29.

Future sales of restricted shares could decrease the price a willing buyer would pay for shares of our common stock, could cause our price to decline, and could impair our ability to raise capital.

Future sales of common stock by either of or officers and directors, or other unregistered shares of stock under exemptions from registration or through a subsequent registered offering, could materially adversely affect the market price of our common stock and could materially impair our future ability to raise capital through an offering of equity securities. We are unable to predict the effect, if any, that market sales of these shares, or the availability of these shares for future sale, will have on the prevailing market price of our common stock at any given time.

30.

We will incur professional fees in connection with being a reporting company under the Securities Exchange of 1934, as amended.

The Company is subject to the reporting requirements of the Exchange Act and as such, we are required to file Form 10-Ks, Form 10-Qs and Form 8-Ks and other reports with the SEC. We will incur professional fees (i.e., attorney, auditors, filing agents, et al.) in connection with the preparation and filing of such reports and we currently anticipate such costs to range from $50,000 to $100,000 per year. If we are unable to file such reports, we will be delinquent in our filings which could adversely affect the marketability of our shares of common interest.

31.

The failure to comply with the internal control evaluation and certification requirements of Section 404 of the Sarbanes-Oxley Act could harm our operations and our ability to comply with our periodic reporting obligations.

As a reporting company under the Exchange Act, we are required to comply with the internal control evaluation and certification requirements of Section 404 of the Sarbanes-Oxley Act of 2002. We are in the process of further determining whether our existing internal controls over financial reporting systems are compliant with Section 404. This process may divert internal resources and may take a significant amount of time, effort, and expense to complete. If it is determined that we are not in compliance with Section 404, we may be required to implement new internal control procedures and reevaluate our financial reporting. We may experience higher than anticipated operating expenses as well as outside auditor fees during the implementation of these changes and thereafter. Further, we may need to hire qualified personnel or consultants in order for us to be compliant with Section 404. If we are unable to implement these changes effectively or efficiently, it could harm our operations, financial reporting or financial results and could result in our being unable to obtain an unqualified report on internal controls from our independent auditors, which could adversely affect our ability to comply with our periodic reporting obligations under the Exchange Act.

32.

Certain provisions of our Articles of Incorporation may affect us and make it more difficult to acquire us as well as limit the rights of the holders of shares of our Common Stock.

Certain provisions of our Articles of Incorporation and By-Laws may make it more difficult and time consuming to acquire us. This may reduce our vulnerability to an unsolicited proposal for our takeover. Our Articles also contain restrictions regarding certain mergers, consolidations, asset sales and other “Business Combinations,” as defined in the Articles of Incorporation.  The above provisions could have the effect of depriving shareholders of any opportunity to sell their shares at a premium over any prevailing market price because takeovers frequently involve purchases of stock directly from shareholders at such a premium price. Further, to the extent these provisions make it less likely that a takeover attempt opposed by our incumbent board of directors and management will succeed; the effect could be to assist the board of directors and management in retaining their existing positions. In addition, our Articles also provide a “super-majority” (86%) vote of holders of our Series B Preferred Stock shall be required for the Board of Directors to: (i) declare dividends upon shares of common stock unless the Series B Preferred shares are to receive the same dividend as the common shares, on an as converted basis; (ii) redeem the shares of Series B Preferred Stock at a price of $0.001 per share; (iii) authorize or issue additional or other capital stock that is senior, junior or equal rank to the Series B Preferred shares with respect to the preferences as to distributions and payments upon the liquidation or dissolution and winding up of the Company; and (iv) amend, alter, change, or repeal any of the powers, designations, preferences, and rights of the Series B Preferred Stock.  In addition, the holders of Class B Common Stock are entitled to elect a majority of the members of the Board of Directors, with the remaining directors elected by the holders of shares of the Company’s Common Stock.

33.

The liability of our directors and officers is limited.

Our Articles of Incorporation include provisions to eliminate, to the full extent permitted by Nevada corporate law as in effect from time to time, the personal liability of our directors for monetary damages arising from a breach of their fiduciary duties as directors. Our Articles of Incorporation also includes provisions to the effect that (subject to certain exceptions) the Company shall, to the maximum extent permitted from time to time under Nevada law, indemnify, and upon request shall advance expenses to, any director or officer to the extent that such indemnification and advancement of expenses is permitted under such law, as it may from time to time be in effect. In addition, our By-Laws require us to indemnify, to the full extent permitted by law, any of our directors, officers, employees, or agents for acts which such person reasonably believes are not in violation of our corporate purposes as set forth in the Articles of Incorporation. As a result of such provisions in the Articles of Incorporation and the By-Laws, stockholders may be unable to recover damages against our directors and officers for actions taken by them which constitute negligence, gross negligence or a violation of their fiduciary duties, which  may reduce the likelihood of stockholders instituting derivative litigation against directors and officers and may discourage or deter stockholders from suing our directors, officers, employees and agents for breaches of their duty of care, even though such action, if successful, might otherwise benefit us and our stockholders.

Sales and Marketing Strategy

GENERALLY

Sharing Services, Inc. is a diversified holdings company that specializes in direct selling, social alchemy, and travel technologies. Using unique brands such as “Vacationars”, “Crowd Vacations” and “VacationFunding”, Sharing Services travel community enjoys access to wholesale vacations through its below retail booking engine under it’s PathAways.com brand as well as access to its unique brand and value propositions. The creators of the company have created the ability to generate hundreds of billions of views through what they call “Social Alchemy”, a unique and proprietary algorithm for Facebook video embeds. Rounded out with a legendary network of marketers in the direct selling profession, Sharing Services, Inc’s companies look to gain significant market share of the world’s travelers.

SHARE OF MARKET

The travel-related services market is an extremely competitive, fragmented and price-sensitive sector and it is difficult to determine our expected market share in this market.  We will most likely never be a majority market share holder due to the fragmentation of the market.

COMPLIANCE WITH GOVERNMENT REGULATION

We do not believe that any current government regulations will have a material impact on the way we conduct our business.

RESEARCH AND DEVELOPMENT EXPENDITURES

We have not incurred any other research or development expenditures since our incorporation.

EMPLOYEES

As of the filing date hereof we have 6 employees, including our President/CEO and Secretary/CFO. As our business develops, we expect to develop a compensation program for all of our personnel, subject to the approval by our Board of Directors. We further expect that the specific direction, emphasis, and components of an executive compensation program will evolve. Factors that may affect our compensation policies include the hiring of full-time employees, converting any independent contractors to employees, our future revenue growth and profitability and the increasing complexity of our business operations.

UNRESOLVED STAFF COMMENTS

As of the date hereof, we had no unresolved staff comments from the Securities and Exchange Commission, except a request in a letter from the staff of the Securities and Exchange Commission, dated June 12, 2017, which requested the requisite Form 10 information.  This Amendment No. 1 to Current Report is intended to provide that information.

2.  Financial Information.

Reference is made to the (i) Audited Financial Statements for the Audited Financial Statements of Total Travel Media, Inc. for the period from (inception) May 5, 2017 to May 22, 2017 and (ii) Unaudited Pro-Forma Financial Information as of May 22, 2017, identified as Exhibits 9.1 and 9.2 hereto, respectively.

3.  Properties.

The Company does not own any real estate or other properties.  Currently, we lease 3 office spaces in Las Vegas, Nevada, Orange, California, and Dallas, Texas a total cost of approximately $7,000 per month.

4.  Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth certain information, as of September 8, 2017, with respect to any person (including any “group”, as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) who is known to us to be the beneficial owner of more than five percent (5%) of any class of our voting securities, and as to those shares of our equity securities beneficially owned by each of our directors and executive officers and all of our directors and executive officers as a group. Unless otherwise specified in the table below, such information, other than information with respect to our directors and executive officers, is based on a review of statements filed with the Securities and Exchange commission (the "Commission") pursuant to Sections 13 (d), 13 (f), and 13 (g) of the Exchange Act with respect to our common stock. As of September 8, 2017, there were 53,360,000 shares of our common stock outstanding.

The number of shares of common stock beneficially owned by each person is determined under the rules of the Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which such person has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within sixty (60) days after the date hereof, through the exercise of any stock option, warrant or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

Title of Class	Name and Address Beneficial Owner [1]	Amount and Nature of Beneficial Owner [2]	Percent of Class [3]

Common Class A Stock	Foshan City Shunde District Cheering Garden Tools Co., Ltd., No. 83 Hongqi Mid-Rd., Ronggui Town, Shunde District, Foshan City, Guangdong Province, China	30,020,000	56.259%

	Jordan Brock, President and CEO 930 South 4th Street Suite 150 Las Vegas, NV 89101	0	0%

	Frank A. Walters Secretary and CFO 930 South 4th Street Suite 150 Las Vegas, NV 89101	0	0%

	All Officers and Directors as a Group - 2	0	0%

Common Class B Stock [4]	Alchemist Holdings, Inc. 1415 Legacy Drive Suite 310 Frisco, TX 75034	7,500,000	75.0%

	Bear Bull Market Dividends, Inc. 600 Anton Blvd. 17th Floor Costa Mesa, CA 92626	2,500,000	25.0%

	Jordan Brock, President and CEO 930 South 4th Street Suite 150 Las Vegas, NV 89101	0	0%

	Frank A. Walters Secretary and CFO 930 South 4th Street Suite 150 Las Vegas, NV 89101	0	0%

	All Officers and Directors as a Group - 2	0	0%

Series A Preferred Stock [5]	212 Technologies, LLC 2120 S. Reserve #364 Missoula, MT 59801	5,628,750	84.9%

	Keith and Katie Yarbrough 2470 State Highway 276 Suite 100-43 Rockwell, TX 75052	1,000,000	15.1%

	Jordan Brock, President and CEO 930 South 4th Street Suite 150 Las Vegas, NV 89101	0	0%

	Frank A. Walters Secretary and CFO 930 South 4th Street Suite 150 Las Vegas, NV 89101	0	0%

	All Officers and Directors as a Group - 2	0	0%

Series B Preferred Stock [6]	Alchemist Holdings, Inc. 1415 Legacy Drive Suite 310 Frisco, TX 75034	7,500,000	75.0%

	Bear Bull Market Dividends, Inc. 600 Anton Blvd. 17th Floor Costa Mesa, CA 92626	2,500,000	25.0%

	Jordan Brock, President and CEO 930 South 4th Street Suite 150 Las Vegas, NV 89101	0	0%

	Frank A. Walters Secretary and CFO 930 South 4th Street Suite 150 Las Vegas, NV 89101	0	0%

	All Officers and Directors as a Group – 2	0	0%

Series C Preferred Stock [7]	Daryl Purchase 1261 52nd Avenue St. Petersburg, FL 33703	160,000	8.7%

	Jordan Brock, President and CEO 930 South 4th Street Suite 150 Las Vegas, NV 89101	0	0%

	Frank A. Walters Secretary and CFO 930 South 4th Street Suite 150 Las Vegas, NV 89101	0	0%

	All Officers and Directors as a Group - 2	0	0%

[1]

The person named above may be deemed to be a “parent” and “promoter” of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings.

[2]

Beneficial ownership is determined in accordance with the Rule 13d-3(d)(1) of the Exchange Act, as amended and generally includes voting or investment power with respect to securities. Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group and includes shares that could be obtained by the named individual within the next 60 days.

[3]

Based upon the number of issued and outstanding shares of the various classes:  Common Class A:  53,360,000

                                                                                                                                 Common Class B:  10,000,000

                                                                                                                                 Series A Preferred:   6,694,540

                                                                                                                                 Series B Preferred: 10,000,000

                                                                                                                                 Series C Preferred:   1,780,000

[4]	Each share of Class B Common Stock shall be convertible at any time into one share of Common Stock at the option of the holder.
[5]

For a period of ten (10) years from the date of issuance of shares of Series A Preferred Stock, the holders may elect to convert each share of Series A Preferred Stock into one share of the Company’s Common Stock.

[6]

For a period of ten (10) years from the date of issuance of shares of Series B Preferred Stock, the holders may elect to convert each share of Series B Preferred Stock into ten shares of the Company’s Common Stock.

[7]

For a period of ten (10) years from the date of issuance of shares of Series C Preferred Stock, the holders may elect to convert each share of Series C Preferred Stock into one share of the Company’s Common Stock.

There are no arrangements, known to the Company, including any pledge by any person of securities of the Company or any of its parents, the operation of which may at a subsequent date result in a change in control of the Company.

5.  Directors and Officers.

The names of our directors and executive officers, their principal occupations, and the year in which each of our directors and executive officers initially joined the board of directors are set forth below.

Name	Age	Position
Jordan Brock	35	President and CEO – appointed on December 21, 2016.
Frank A. Walters	68	Secretary, Treasurer, and CFO – appointed December 21, 2016.

Education and Business Experience

Jordan Brock – President Chief Executive Officer and Director

Jordan Brock is a graduate of Abilene Christian University with a BA in Business Management and of Oklahoma Christian University with an MBA in eCommerce.  From 2011 to present, Mr. Brock has been Vice President of Business Development with GoodThink, Inc., a leading Positive Psychology corporate consulting firm based in Dallas, Texas, where he is responsible for strategic direction and business initiatives.

Frank A. Walters -  Secretary, Treasurer, Principal Financial Officer, and Director

Frank A. Walters has more than 30 years’ experience as a CFO and COO in manufacturing, distribution, direct selling, management consulting, staffing and financial services companies.  Mr. Walters is a graduate of Illinois State University and is a licensed Certified Public Account. From March 2012 to present, Mr. Walters has served as Chief Financial Officer of Columbia Advisory Group, a Dallas, Texas based Information Technology (IT) consulting firm.  From 2006 to 2010, Mr. Walters served as Chief Financial Officer of Worldventures, a Plano, Texas based direct selling travel club.  From 1999 to 2012, Mr. Walters served as President of Kestral Financial, a Los Angeles, California based firm, which provided CFO and operational support for startup and emerging growth companies.

The Company believes that Messrs. Brock and Walters respective educational backgrounds and business and operational experiences give them the qualifications and skills to serve as Directors and in their respective officer positions.

Neither Mr. Brock nor Mr. Walters has been involved in a transaction with related persons, promoters, or control persons during the Company’s preceding fiscal year.

None of our officers or directors, promoters or control persons have been involved in the past ten years in any of the following:

(1)	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
(2)	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
(3)

Being subject to any order, judgment, or decree, not subsequently reversed, suspended, or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, or banking activities; or

(4)

Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

6.  Executive Compensation.

There are no current employment agreements between the Company and its executive officer or understandings regarding future compensation.

Compensation Discussion and Analysis - Executive Officers

Our current executive officers and directors have not and do not receive any compensation and have not received any restricted shares awards, options, or any other payouts. As such, we have not included a Summary Compensation Table.

There are no current employment agreements between the Company and its executive officers and directors. Our executive officers and directors have agreed to work without remuneration until such time as we receive revenues that are sufficiently necessary to provide proper salaries to the officers and compensate the directors for participation. Our executive officers and directors have the responsibility of determining the timing of remuneration programs for key personnel based upon such factors as positive cash flow, shares sales, product sales, estimated cash expenditures, accounts receivable, accounts payable, notes payable, and a cash balances.  At this time, management cannot accurately estimate when sufficient revenues will occur to implement this compensation, or the exact amount of compensation.

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of the corporation in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by Company.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of April 30, 2017.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Jordan Brock	-	-	-	-	-	-	-	-	-
Frank A. Walters	-	-	-	-	-	-	-	-	-

There were no grants of stock options since inception to the date of September 8, 2017.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

The Board of Directors of the Company has not adopted a stock option plan. The Company has no plans to adopt it but may choose to do so in the future. If such a plan is adopted, this may be administered by the board or a committee appointed by the board (the “Committee”). The Committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. Shared Services, Inc. may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

Stock Awards Plan

The Company has not adopted a Stock Awards Plan, but may do so in the future. The terms of any such plan have not been determined.

Director Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our directors for all services rendered in all capacities to us for the period from inception (April 24, 2015) through April 30, 2017.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Natthapong Thipjaroey	-	-	-	-	-	-	-
Jordan Brock	-	-	-	-	-	-	-
Frank A. Walters	-	-	-	-	-	-	-

Potential Payments upon Termination of Change-in-Control - Executive Officers

The Company has entered into no contract, agreement, plan, or arrangement, written or unwritten, that provides for payment(s) to any person whatsoever at, following, or in conjunction with any termination, including without limitation resignation, severance, retirement or a constructive termination of any executive officer, or a change in control of the Company or a change in any executive officer’s responsibilities, with respect to such executive officer.

Potential Payments upon Termination of Change-in-Control - Directors

The Company has entered into no contract, agreement, plan, or arrangement, written or unwritten, that provides for payment(s) to any person whatsoever at, following, or in conjunction with any termination, including without limitation resignation, severance, retirement or a constructive termination of any director, or a change in control of the Company or a change in any executive officer’s responsibilities, with respect to such director.

7.  Certain Relationships and Related Transactions, and Director Independence.

Related Party Transactions.

Currently, there are no contemplated transactions that the Company may enter into with our officers, directors, or affiliates. If any such transactions are contemplated we will file such disclosure in a timely manner with the Commission on the proper form making such transaction available for the public to view.

The Company has no formal written employment agreement or other contracts with our current officers and directors and there is no assurance that the services to be provided by her will be available for any specific length of time in the future. The amounts of compensation and other terms of any full-time employment arrangements would be determined, if and when, such arrangements become necessary.

Director Independence

Our common stock is not listed on a national securities exchange or on any inter-dealer quotation system which has a requirement that a majority of the directors be independent. Both members of the Board of Directors, Jordan Brock and Frank A. Walters, are also an officer of the Company, and as such is not an independent director.

8.  Legal Proceedings.

We are not currently a party to, nor is any of our property currently the subject of, any material legal proceeding. None of the Company's directors, officers or affiliates is involved in a proceeding adverse to our business or has a material interest adverse to our business.

9.  Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters.

Market Information

There was an absence of an established public trading market until the Company’s common stock was quoted in November of 2016 and began trading on OTC Markets in March of 2017. The table below contains the High and Low prices of Company’s Common Stock and such over-the-counter market prices reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Three Months Ended	High	Low
January 31, 2017	$0.35	$0.35
April 30, 2017	$1.10	$0.98

Holders

As of September 8, 2017, there are four (4) shareholders of record of the 53,360,000 shares of the Company's common stock issued and outstanding and two (2) shareholders of record of the 10,000 shares of the Company’s Class B common stock issued and outstanding.

Dividends

The Company has never paid a dividend, cash or otherwise, to its shareholders. The Company does not expect to pay cash dividends to its shareholders in the foreseeable future.

10.  Recent Sales of Unregistered Securities.

On April 24, 2015, the Company issued 1,500,000,000 (10,000,000 pre-split) common shares at $0.00000666666666666667 ($0.001 pre-split) per share to the sole officer and director of the Company for cash proceeds of $10,000.

On November 15, 2015, the directors of the Company approved a special resolution to issue 20,000 (pre-split 133.333) restricted common shares to one (1) consultant in lieu of and as full payment against the $10,000 owed to him for consulting services performed up to an including October 31, 2015.

On April 19, 2017, the Company offered for sale a Private Offering Memorandum for 10,000,000 shares of Series C Preferred Stock. The Company is offering up to $2,500,000 total of Securities of Series C Preferred Stock, at $0.0001 par value. Units will sell in units of 10,000 shares at $0.25 with a minimum purchase by each investor of one unit.  As of April 30, 2017, the Company had sold 140,000 Series C Preferred Stock for net proceeds to the Company of $35,000. Shares had not been issued as of April 30, 2017 and are reflected as Shares Subscribed on the Balance Sheet. Subsequent to the period ending April 30, 2017, the Company sold an additional 1,630,000 at $0.25 per share of Series C Preferred Stock for net proceeds of $407,500.

These offers and sales were made pursuant to the exemption from registration afforded by Section 4(2) to the Securities Act of 1933, as amended (the “Securities Act”), on the basis that the securities were offered and sold in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company.  No commission was paid regarding the sale of the shares.

11.  Description of Securities.

On April 25, 2017, the shareholders of the Company amended and restated the Articles of Incorporation to (i) increase the number of authorized shares from 200,000,000 shares to 710,000,000 shares consisting of 500,000,000 shares of Common Stock (Class A) at a par value of $0.0001; 10,000,000 of Class B Common Stock at a par value of $0.0001; and 200,000,000 shares of Preferred stock at a par value of $0.0001.

Common Stock

Holders of the Company's common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Holders of a majority of the shares of common stock voting for the election of directors can elect a minority of all of the directors, subject to a majority of the directors being elected by the holders of Class B Common Stock.

Holders of the Company's common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company's common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company's common stock.

Rights and Privileges of Common (Class B) and Preferred Shares

Class B Common Stock:  The Company has authorized the issuance of ten million (10,000,000) shares of Class B Common Stock. The shares of each class of Common Stock shall be identical except that the holders of the Class B Common Stock shall be entitled to elect a majority of the Board of Directors and the holders of the Class A Common Stock shall elect the remainder of the directors.  Each share of Class B Common Stock shall be convertible at any time into one share of Common Stock at the option of the holder.

Series A Preferred Stock:  The Company has authorized the issuance of one hundred million (100,000,000) series of Series A Preferred Stock.  The Series A Preferred shares are senior in ranking to the Series C Preferred shares, but junior to the Series B Preferred shares.  The affirmative vote of the holders of Eighty-six percent (86%) of the issued and outstanding shares of Series A Preferred Stock shall be required for the Board of Directors to: (i) declare dividends upon shares of common stock unless the Series A Preferred shares are to receive the same dividend as the common shares, on an as converted basis; (ii) redeem the shares of Series A Preferred Stock at a price of $0.001 per share; (iii) authorize or issue additional or other capital stock that is junior or equal rank to the Series A Preferred shares with respect to the preferences as to distributions and payments upon the liquidation or dissolution and winding up of the Company; and (iv) amend, alter, change, or repeal any of the powers, designations, preferences, and rights of the Series A Preferred Stock.  Upon the dissolution, liquidation, or winding up of the Company, whether voluntary or involuntary, the holders of the Series A Preferred Stock shall receive out of the assets of the Company the sum of $0.001 per shares before any payment or distribution shall be made on the Common Stock, or any other class of capital stock of the Company ranking junior to the Series A Preferred Stock.  For a period of ten (10) years from the date of issuance of shares of Series A Preferred Stock, the holders may elect to convert each share of Series A Preferred Stock into one share of the Company’s Common Stock.  Each share of Series A Preferred Stock is entitled to one vote when voting as a class or together with shares of Common Stock.

Series B Preferred Stock:  The Company has authorized the issuance of ten million (10,000,000) series of Series B Preferred Stock.  The Series B Preferred shares are senior in ranking to the Series A and Series C Preferred shares.  The affirmative vote of the holders of Eighty-six percent (86%) of the issued and outstanding shares of Series B Preferred Stock shall be required for the Board of Directors to: (i) declare dividends upon shares of common stock unless the Series B Preferred shares are to receive the same dividend as the common shares, on an as converted basis; (ii) redeem the shares of Series B Preferred Stock at a price of $0.001 per share; (iii) authorize or issue additional or other capital stock that is senior, junior or equal rank to the Series B Preferred shares with respect to the preferences as to distributions and payments upon the liquidation or dissolution and winding up of the Company; and (iv) amend, alter, change, or repeal any of the powers, designations, preferences, and rights of the Series B Preferred Stock.  Upon the dissolution, liquidation, or winding up of the Company, whether voluntary or involuntary, the holders of the Series B Preferred Stock shall receive out of the assets of the Company the sum of $0.001 per shares before any payment or distribution shall be made on the Common Stock, or any other class of capital stock of the Company ranking junior to the Series B Preferred Stock.  For a period of ten (10) years from the date of issuance of shares of Series B Preferred Stock, the holders may elect to convert each share of Series B Preferred Stock into ten shares of the Company’s Common Stock.  Each share of Series B Preferred Stock is entitled to one vote when voting as a class and one thousand votes when voting together with shares of Common Stock.

Series C Preferred Stock:  The Company has authorized the issuance of ten million (10,000,000) series of Series C Preferred Stock.  The Series C Preferred shares are junior in ranking to the Series A and Series B Preferred shares.  The affirmative vote of the holders of Eighty-six percent (86%) of the issued and outstanding shares of Series C Preferred Stock shall be required for the Board of Directors to: (i) declare dividends upon shares of common stock unless the Series C Preferred shares are to receive the same dividend as the common shares, on an as converted basis; (ii) redeem the shares of Series C Preferred Stock at a price of $0.001 per share; (iii) authorize or issue additional or other capital stock that is junior or equal rank to the Series C Preferred shares with respect to the preferences as to distributions and payments upon the liquidation or dissolution and winding up of the Company; and (iv) amend, alter, change, or repeal any of the powers, designations, preferences, and rights of the Series C Preferred Stock.  Upon the dissolution, liquidation, or winding up of the Company, whether voluntary or involuntary, the holders of the Series C Preferred Stock shall receive out of the assets of the Company the sum of $0.001 per shares before any payment or distribution shall be made on the Common Stock, or any other class of capital stock of the Company ranking junior to the Series C Preferred Stock.  For a period of ten (10) years from the date of issuance of shares of Series C Preferred Stock, the holders may elect to convert each share of Series C Preferred Stock into one share of the Company’s Common Stock.  Each share of Series C Preferred Stock is entitled to one vote when voting as a class or together with shares of Common Stock.

Options and Warrants

The Board of Directors has not approved or implemented any stock option plan or the issuance of any warrants.

Transfer Agent and Registrar

The transfer agent for our common stock is VStock Transfer LLC, 18 Lafayette Place, Woodmere, NY 11598, telephone number (212) 826-8436.

Penny Stock

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

●	That a broker or dealer approve a person's account for transactions in penny stocks; and

●	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

●	Obtain financial information and investment experience objectives of the person; and

●

make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

●	Sets forth the basis on which the broker or dealer made the suitability determination; and

●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules will discourage investor interest in and limit the marketability of our common stock.

12.  Indemnification of Directors and Officers.

The Company's Articles of Incorporation provide that officers and directors of the Company shall, to the fullest extent permitted by the Nevada Revised Statutes, Chapter 78, be indemnified in any action, suit or proceeding by reason of the fact that he or she was an officer or director of the Company and that the Company's Board of Directors has the sole and exclusive discretion to determine the terms and conditions of such indemnification.

13.  Financial Statements and Supplementary Data.

Reference is hereby made to (i) the audited Financial Statements of Total Travel Media, Inc, including a balance sheet as of May 22, 2017 and the related statement of operations, stockholder's deficit and cash flows for the period from (inception) May 5, 2017 to May 22, 2017.  (Exhibit 9.1); and (ii) the unaudited Pro-forma Financial Statements for the Company dated May 22, 2017 (Exhibit 9.2).

14.  Changes and Disagreements with Accountants on Accounting and Financial Disclosure.

Effective September 12, 2017 (the “Effective Date”), the Company dismissed PLS CPA, a Professional Corporation (“PLS”), as the Company’s principal independent registered public accounting firm. The decision to dismiss PLS was approved by the Company’s board of directors effective as of the Effective Date.  No report prepared by PLS included in the Company’s financial statements for the past two (2) fiscal years, as well as the subsequent interim periods through the Effective Date, contained an adverse opinion, disclaimers of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles, except that the financial statements of the Company for the fiscal year ended April 30, 2017 expressed, in an explanatory paragraph, substantial doubt about the Company’s ability to continue as a going concern due to net losses in operating activities, a working capital deficit and an accumulated deficit.  During the Company’s two (2) most recent fiscal years, as well as the subsequent interim period through the Effective Date, there have been no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and PLS on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PLS, would have caused it to make reference to the subject of such disagreements in connection with any report prepared by PLS.  Further, there have been no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

On September 12, 2017, the Board approved the engagement of Ankit Consulting Services, Inc., Certified Public Accountants of Rancho Santa Margarita, California (“ACS”) as the Company’s new principal independent registered public accounting firm to audit the Company’s financial statements. Neither the Company, nor anyone on its behalf, consulted with ACS on any matters described in Item 304(a)(2) of Regulation S-K during the Company’s two (2) most recent fiscal years or any subsequent period prior to engaging ACS.

Reference is made to the Company’s Current Report on Form 8-K filed with the SEC on September 13, 2017 for further information.

15.  Financial Statements and Exhibits.

Reference is hereby made to Item 9.01, below.

Item 9.01  Financial Statements and Exhibits.

(a) Financial statements of business acquired.  The audited financial statements of the acquired business, Total Travel Media, Inc., including the balance sheet as of May 22, 2017 and the related statement of operations, stockholder's deficit, and cash flows for the period from (inception) May 5, 2017 to May 22, 2017 are reflected in Exhibit 9.1.

(b) Pro forma financial information.  The Pro-forma financial information that is required to be filed pursuant to this Item is reflected in Exhibit 9.2.

(d) Shell company transactions.  The additional information required by Item 2.01 is set forth in this Form 8-K/A Amendment No. 1 in Item 8.01, above.

(d) Exhibits.

Exhibit Number	Description	Location

2.1	Share Exchange Agreement dated May 23, 2017 by and between Sharing Services, Inc., Total Travel Media, Inc., and the Equity-Holders of Total Travel Media, Inc.	Reference is made to Exhibit 2.1 of the Registrant's Current Report on Form 8-K, dated May 23, 2017, which was filed with the Securities and Exchange Commission on May 30, 2017.

9.1	Audited Financial Statements of Total Travel Media, Inc. for the period from (inception) May 5, 2017 to May 22, 2017.	Included herein.

9.2	Unaudited Pro-Forma Financial Information dated May 22, 2017.	Included herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 20, 2017 SHARING SERVICES, INC. By: /s/ Jordan Brock Name: Jordan Brock Title: Chief Executive Officer/President